Exhibit 99.3


                      Zond-PanAero Windsystem Partners I,
                       a California Limited Partnership

                 Unaudited Financial and Business Information
               for the quarterly period ended September 30, 2003
                           (the "Operating Report")

                   Introductory Note to the Operating Report

Zond-PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership") is required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As explained in the Current Report on Form 8-K filed November 14, 2003, the Partnership has not filed certain quarterly and annual reports required under the Exchange Act, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. The Partnership did not have an independent auditor from February 5, 2002, when Arthur Andersen LLP ("Arthur Andersen") resigned, through January 28, 2004. Accordingly, the Partnership has not been able to file reports on Form 10-Q and Form 10-K that comply with the requirements of the Exchange Act. Until such time as the Partnership has audited financial statements, it intends to file on Form 8-K unaudited financial and business information on a quarterly basis. On November 25, 2003, the Partnership filed a Form 8-K containing financial and business information for the fiscal year ended December 31, 2001 (the "November 25 Form 8-K"). On December 19, 2003, the Partnership filed a Form 8-K containing unaudited financial and business information for the fiscal year ended December 31, 2002 (the "December 19 Form 8-K"). Unaudited financial and business information for the quarter ended September 30, 2003 is contained herein. Except as otherwise expressly noted, the unaudited financial and business information contained herein does not reflect events occurring after September 30, 2003. The Partnership intends to file as an exhibit to Form 8-K unaudited financial and business information for the fiscal year ended December 31, 2003 as soon as practicable. The Partnership expects such filing will be made by March 31, 2004 unless the Partnership obtains audited financial statements and is able to file a Form 10-K by such date. Unaudited financial and business information for the quarters ended March 31, 2003 and June 30, 2003 are also filed as exhibits to the Form 8-K filed February 2, 2004.

Due to the Partnership's inability to obtain independent auditor review of its quarterly financial statements and file a complete Form 10-Q as required under the Exchange Act for the quarter ended September 30, 2003, the Partnership is filing this Operating Report on Form 8-K. In preparing this Operating Report, current management was required to make certain assumptions and relied on the Partnership's financial statements provided in the operating reports also filed as exhibits to the Form 8-K filed February 2, 2004 for the quarters ended March 31, 2003 and June 30, 2003, the December 19 Form 8-K, the November 25 Form 8-K and financial statements previously audited by Arthur Andersen for the year ended December 31, 2000. This Operating Report has not been reviewed by an independent public accountant and it should not be relied upon as a fully compliant periodic report in accordance with the requirements of the Exchange Act. This Operating Report is subject to further review and potential adjustment and may not be indicative of the Partnership's financial condition or operating results.

Enron Wind Systems, LLC ("EWS"), the parent of Zond Windsystems Management LLC, the general partner of the Partnership (the "General Partner"), filed for Chapter 11 Bankruptcy on February 20, 2002. Subsequently, on May 10, 2002, EWS and certain of its affiliated companies (collectively, "Enron Wind") sold their entire business except certain assets and liabilities to General Electric Company. EWS retained its indirect equity interests, including the general partner interest, in the Partnership. As a consequence of these events, the management of Enron Wind, the General Partner and the Partnership changed. The information available to compile this Operating Report has been provided on the basis of information available to current management at this date. It is therefore possible that there may be events or issues that have not yet been discovered by the current management providing the information to compile this Operating Report and that this Operating Report may not fully account for these events or issues.

PART I - FINANCIAL INFORMATION.

1. Financial Statements

Unaudited Balance Sheets at September 30, 2003 and December 31, 2002.

Unaudited Statements of Operations for the nine months ended September 30, 2003 and September 30, 2002.

Unaudited Statements of Operations for the three months ended September 30, 2003 and September 30, 2002.

Unaudited Statements of Changes in Partners' Capital (Deficit) at September 30, 2003 and December 31, 2002.

Unaudited Statements of Cash Flows for the nine months ended September 30, 2003 and September 30, 2002.

Notes to Unaudited Interim Financial Statements.

                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                       a California Limited Partnership
                           UNAUDITED BALANCE SHEETS
                            (Dollars in thousands)



                                                       September 30, 2003         December 31, 2002
                                                    -------------------------  -------------------------
 Assets
 Current assets:
   Cash and cash equivalents                                    $      1,190                $       472
   Accounts receivable                                                                              105
   Accounts receivable from related party                              1,472                        813
   Other current assets                                                  127                         39
                                                    -------------------------  -------------------------
 Total current assets                                                  2,789                      1,429
                                                    -------------------------  -------------------------

 Noncurrent assets:
   Buildings                                                              98                         98
   Property, plant and equipment                                      49,561                     49,561
   Less - accumulated depreciation                                   (46,595)                   (44,723)
                                                    -------------------------  -------------------------
   Total noncurrent assets                                             3,064                      4,936
                                                    -------------------------  -------------------------
      Total assets                                              $      5,853               $      6,365
                                                    =========================  =========================

 Liabilities and partners' (deficit)
 Current liabilities:
   Accounts payable and accrued expenses                         $       359                $        68
   Accounts payable to related party                                     193                        547
   Current portion of note payable
           to related party                                              458                      1,008
   Accrued interest to related party                                   5,791                      5,718

                                                    -------------------------  -------------------------
 Total current liabilities                                             6,801                      7,341
                                                    -------------------------  -------------------------

 General partner                                                          (4)                        (4)
 Limited partners                                                     (1,521)                    (1,549)
 Substituted limited partner (Note 1)                                     (4)                        (4)
 Contributed capital                                                     581                        581
                                                    -------------------------  -------------------------
      Total partners' (deficit)                                         (948)                      (976)
                                                    -------------------------  -------------------------
      Total liabilities and partners'
           (deficit)                                            $      5,853               $      6,365
                                                    =========================  =========================


                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                       a California Limited Partnership
                      UNAUDITED STATEMENTS OF OPERATIONS
   (Dollars in thousands, except per Unit value, which is in whole dollars)


                                                              For the nine months ended,
                                                  September 30, 2003              September 30, 2002
                                            -------------------------------  ------------------------------
Revenue:
  Sale of electricity                                       $        3,166                  $        4,001
  Other income                                                                                          41
                                            -------------------------------  ------------------------------

Total revenue                                                        3,166                           4,042

Costs and expenses:
  Depreciation                                                       1,872                           1,872
  Interest expense                                                      72                             301
  Property taxes                                                        59                              52
  Easement fees to related party                                       125                             101
  Management fees to
     related party                                                      50                              40
  Maintenance and other operating costs
     to related and other parties                                      727                             678
  Insurance expenses                                                   202                             167
  Other operating costs                                                 31                               1
                                            -------------------------------  ------------------------------

Total costs and expenses                                             3,138                           3,212
                                            ------------------------------   ------------------------------
Net income                                                   $          28                   $         830
                                            ===============================  ==============================
Net income per Unit                                          $          24                   $         698
                                            ===============================  ==============================

Number of outstanding Limited
   Partner Units                                                     1,190                           1,190


                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                       a California Limited Partnership
                      UNAUDITED STATEMENTS OF OPERATIONS
   (Dollars in thousands, except per Unit value, which is in whole dollars)


                                                              For the three months ended,
                                                  September 30, 2003              September 30, 2002
                                            -------------------------------  ------------------------------
Revenue:
  Sale of electricity                                        $         785                  $        1,255
  Other income                                                                                           1
                                            -------------------------------  ------------------------------

Total revenue                                                          785                           1,256

Costs and expenses:
  Depreciation                                                         624                             624
  Interest expense                                                      17                              80
  Property taxes                                                        20                              19
  Easement fees to related party                                        51
  Management fees to
     related party                                                      20
  Maintenance and other operating costs
     to related and other parties                                      225                             260
  Insurance expenses                                                    67                              55
  Other operating costs                                                 17
                                            -------------------------------  ------------------------------

Total costs and expenses                                             1,041                           1,038
                                            -------------------------------  ------------------------------
Net income loss                                             $        (256)                   $         218
                                            ===============================  ==============================
Net income loss per Unit                                    $        (215)                   $         184
                                            ===============================  ==============================

Number of outstanding Limited
   Partner Units                                                    1,190                           1,190


                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                       a California Limited Partnership
        UNAUDITED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)
                            (Dollars in thousands)


                                                                                     Substituted
                                                                                       Limited     Contributed
                                                            General      Limited       Partner       Capital
                                               Total        Partner      Partners      (Note 1)      (Note 4)
                                            ---------------------------------------- ------------- -------------
Profit and loss allocation                       100.00%         0.50%       99.00%         0.50%
                                            ---------------------------------------- -------------   -----------

Balance at December 31, 2001                     (1,442)           (6)      (2,011)           (6)           581

Net income                                          466             2          462             2
                                            ---------------------------------------- -------------   -----------

Balance at December 31, 2002                       (976)           (4)      (1,549)           (4)           581

Net income                                           28             0           28             0
                                            ---------------------------------------- -------------   -----------

Balance at September 30, 2003                    $ (948)       $   (4)     $(1,521)       $   (4)        $  581
                                            ======================================== =============   ===========

                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                       a California Limited Partnership
                      UNAUDITED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)


                                                                                 For the nine months ended,
                                                                       September 30, 2003         September 30, 2002
                                                                     ------------------------   ------------------------

Cash Flow From Operating Activities:

Net income                                                                       $        28                $       830

Reconciliation of net income to net cash provided by operating activities:

Depreciation                                                                           1,872                      1,872

Changes in operating assets and liabilities
  Accounts receivable                                                                    105                      1,239
  Accounts receivable from related party                                                (659)                    (2,565)
  Other current assets                                                                   (88)                         2
  Accounts payable and accrued expenses                                                  291                        142
  Accounts payable to related party                                                     (354)                        36
  Accrued interest payable to related party                                               73                        301
                                                                     ------------------------   ------------------------

Net cash provided by operating activities                                              1,268                      1,857

Cash flows used in financing activities:

  Payments on notes payable to related party                                            (550)                    (1,307)
                                                                     ------------------------   ------------------------

  Net increase in cash and cash equivalents                                              718                        550

Cash and cash equivalents at beginning of the period                                     472                         83
                                                                     ------------------------   ------------------------

Cash and cash equivalents at end of period                                      $      1,190                $       633
                                                                     ========================   ========================


                      ZOND-PANAERO WINDSYSTEM PARTNERS I,
                       a California Limited Partnership


                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 1 - THE PARTNERSHIP

Introduction

Zond-PanAero Windsystem Partners I, a California Limited Partnership (the "Partnership"), was formed on June 29, 1984 to purchase, own and operate a system of 300 Vestas Energy A/S Model V-15 wind turbine electric generators (the "Turbines"). The Turbines, together with certain infrastructural improvements (the "Infrastructural Improvements") which are owned by Mesa Wind Developers ("Mesa"), a joint venture between Enron Wind Systems, Inc. ("EWSI") and an affiliate of PanAero Corporation ("PanAero"), form an integrated electric power generating facility (the "Windsystem") with a rated capacity of
19.5 megawatts in the San Gorgonio Pass area of the San Bernardino Mountains near Palm Springs, California (the "Operating Site"). EWSI is a developer and operator of commercial wind-powered electric generating facilities and PanAero is a wind resources development company. On January 3, 1997, EWSI's parent, Zond Corporation, became a wholly-owned subsidiary of Enron Renewable Energy Corp., which is wholly-owned by Enron Corp. ("Enron"). In May 1997, the name of Zond Corporation was changed to Enron Wind Corp. ("EWC").

The general partner (the "General Partner") of the Partnership is Zond Windsystems Management LLC ("ZWM"), a California limited liability company wholly-owned by Enron Wind Systems, LLC ("EWS"). See "Bankruptcy and Mergers" regarding certain affiliated mergers and name changes affecting ZWM, EWS and EWC. The business of the Partnership and the respective rights of its partners, including the Partnership's limited partners (the "Limited Partners"), are governed by the First Amended and Restated Certificate and Agreement of Limited Partnership of Zond-PanAero Windsystem Partners I, a California Limited Partnership, entered into on November 29, 1984, as amended (the "Partnership Agreement").

The Partnership will terminate on December 31, 2005, unless earlier terminated in accordance with the provisions of the Partnership Agreement.

The Windsystem, which became operational in November 1984, was constructed by Mesa Construction Company ("MCC"), a joint venture between an affiliate of EWSI and an affiliate of PanAero. The Partnership paid MCC a total of $48.9 million for the purchase, construction and installation of the Turbines, comprised of $22.4 million in cash and $26.5 million in the form of eighteen-year, 13% notes payable in equal semi-annual installments of principal and interest totaling $1.9 million (the "Purchase Notes"). See Notes 3 and 4 below.

Bankruptcy and Mergers

Commencing on December 2, 2001, and periodically thereafter, Enron and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). On February 20, 2002, EWC and EWSI each filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. Additionally, two California limited liability companies formed on February 19, 2002 for the purposes of merging with EWC and EWSI in anticipation of the sale of Enron's wind business also filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code.

EWC merged with and into one of such limited liability companies on April 19, 2002 and the surviving limited liability company changed its name to Enron Wind LLC ("EW"). EWSI merged with and into the other limited liability company, also on April 19, 2002, and the surviving limited liability company changed its name to Enron Wind Systems, LLC.

On April 12, 2002, Zond Windsystems Management Corporation ("ZWMC"), the general partner of the Partnership at such time, merged with and into a third California limited liability company, formed on March 12, 2002, and the surviving limited liability company changed its name to Zond Windsystems Management LLC . On May 3, 2002, Zond Construction Corp. merged with and into a fourth California limited liability company, formed on March 21, 2002, and the surviving limited liability company changed its name to Zond Construction LLC ("ZC").

Substituted Limited Partner

PanAero Management Corporation ("PAMC"), a California corporation wholly-owned by PanAero, formerly served as a general partner of the Partnership (together with ZWMC, the "Former General Partners"). In June 1988, the Partnership solicited a vote by proxy of the Limited Partners to remove PAMC as a general partner. Pursuant to that vote, PAMC was converted to a substituted limited partner. Although the term "Substituted Limited Partner" is defined in the Partnership Agreement as any individual, partnership, corporation, trust or other entity admitted to the Partnership as a Limited Partner pursuant to transfer provisions under the Partnership Agreement, the term substituted limited partner is used in the Unaudited Balance Sheets at September 30, 2003 and December 31, 2002 and the Unaudited Statements of Changes in Partners' Capital (Deficit) for the three months ended September 30, 2003 and for the year ended December 31, 2002 only in reference to the substituted limited partner interest created by the removal of PAMC as a general partner. Under an Agreement of Settlement and Mutual Releases (the "Settlement Agreement") executed on June 26, 2000, PAMC agreed to transfer its substituted limited partner interest in the Partnership to ZWMC.

Sale to General Electric

On April 10, 2002, Enron, EWC and certain of its subsidiaries, including EWSI, entered into an Amended and Restated Purchase and Sale Agreement in which such entities agreed to sell in an asset sale (the "GE Sale") their wind turbine manufacturing, operation and maintenance and construction businesses to General Electric Company, acting through its GE power systems business ("GEPS"). The GE Sale was consummated on May 10, 2002. EW retained the existing wind power projects including the indirect ownership of the general partnership interest in the Partnership. However, effective as of the sale, substantially all of the employees who had been involved in the management of the Partnership transferred to GEPS.

Following the sale to GEPS, new management was appointed to manage and operate the Partnership, and ZWM's principal executive offices were moved to 1400 Smith Street, Houston, Texas 77002. Eric D. Gadd was appointed President and Chief Executive Officer of ZWM on September 26, 2002. ZWM has no directors.

Operation and Maintenance Services

EWS manages the Windsystem pursuant to a windsystem management agreement with the Partnership executed on July 27, 1988 (the "Management Agreement"). The Management Agreement terminates by its terms on December 31, 2004. Prior to May 10, 2002, Enron Wind Maintenance LLC, an affiliate of EWS, provided operations and maintenance services for the Windsystem. On May 10, 2002, in connection with the GE Sale, EWS contracted with GE Wind Energy, LLC to perform certain operations and maintenance services relating to the Windsystem for a period of one year ending on May 10, 2003.

In April 2003, EWS entered into an agreement with SeaWest Asset Management Services, LLC to provide certain operation and maintenance services relating to the Windsystem for a 5-year period ending on May 10, 2008.

Substantial Transactions and Operating Agreements

The accompanying unaudited financial statements include substantial transactions with related parties. These transactions are further described in Notes 3 and 4.

A summary of the major operating agreements entered into by the Partnership, directly or indirectly, is set forth below:

(1) The Partnership sells the electricity produced by the Turbines to Southern California Edison Company ("SCE"), pursuant to a power purchase and sales agreement (the "Power Agreement"). The Power Agreement was originally entered into between SCE and PanAero in April 1982 and covers an aggregate of 29.9 megawatts of generating capacity. PanAero assigned the Power Agreement to Mesa in July 1984. Mesa subsequently assigned the portion of the Power Agreement that covers the aggregate rated capacity of the Turbines (19.5 megawatts), to the Partnership until December 31, 2004. The remaining 10.4 megawatts of generating capacity available under the Power Agreement was assigned by Mesa to Zond-PanAero Windsystem Partners II, a California Limited Partnership ("ZPII"), whose general partner is an affiliate of the General Partner. SCE purchases electricity produced by the Turbines at a price equal to the greater of 89% of SCE's "Cost of Energy" (as defined in the Power Agreement) or a fixed minimum price of $.102 per kilowatt hour ("kWh"), with the limitation that when 89% of SCE's Cost of Energy exceeds $.20 kWh, the price per kWh paid by SCE will be limited to $.20 per kWh plus 70% of the difference between 89% of SCE's Cost of Energy and $.20 per kWh. During 2003, the Partnership earned $.102 per kWh of electricity delivered to SCE.

(2) Since July 1988, the Partnership has contracted with EWS (or its predecessor) for the operation and maintenance of the Turbines and the performance of certain ancillary management services, such as collection of revenues from SCE and the administration and payment of all Partnership expenses. Under the provisions of the Management Agreement, the Partnership pays a management fee of 2% of "Gross Operating Proceeds", which are defined as all gross receipts from the sale of electricity generated by the Turbines and all amounts paid in lieu of receipts from the sale of electricity, including, without limitation, any proceeds of systems performance or wind resource insurance, casualty loss and business interruption insurance paid in reimbursement of lost revenues and warranty payments in reimbursement of lost revenues. Under the Management Agreement, EWS is entitled to be reimbursed for 115% of the maintenance costs, including labor and material costs that it incurs in the performance of services including services performed by third parties. See Note 4 for additional information.

(3) The Operating Site is situated on two adjoining parcels of land, consisting of approximately 440 acres, located in the San Gorgonio Pass area of the San Bernardino Mountains approximately 16 miles northwest of Palm Springs, California. The Partnership uses the Infrastructural Improvements and a portion of the Operating Site pursuant to a 20-year easement granted by Mesa under the terms of a Wind Park Easement Agreement dated as of September 7, 1984, as amended (the "Wind Park Easement Agreement"). Mesa has rights to develop wind energy resources at the Operating Site, which includes the Infrastructural Improvements, under a right-of-way grant (the "Right-of-Way Grant") from the United States Bureau of Land Management ("BLM"). The primary term of the Right-of-Way Grant expired on January 26, 2003. On December 19, 2002, the Right-of-Way Grant was extended for a ten-year period commencing on January 27, 2003; however, the Wind Park Easement Agreement still expires on December 31, 2004.

         EWSI, PanAero, and their affiliates have developed and sold additional wind turbines on the Operating Site to ZPII and Mesa has granted a similar easement to ZPII.

         Under the Wind Park Easement Agreement, Mesa charges the Partnership rental fees in an amount equal to the greater of 5% of Gross Operating Proceeds or the Partnership's pro rata share (with the other producers of electric energy from wind power on the Operating
         Site) of the payments due the BLM under the Right-of-Way Grant. Effective January 1, 1996, the BLM changed the annual rental payment due under the Right-of-Way Grant to a flat rent of $79,000. ZPI and ZPII are each charged a pro rata share of the $79,000 in accordance with the Wind Park Easement Agreement based on their ratios of aggregated rated capacity of the turbines installed on the Operating Site as described above. Rental payments may be adjusted by the BLM annually to reflect any change in the fair rental value of the Operating Site, which could result in revised easement payments by the Partnership to Mesa.

Cash Distributions

The Partnership distributes cash in accordance with the terms of the Partnership Agreement. Due to less-than-projected operating results, the Partnership has not distributed any cash to the General Partner, Limited Partners, Dean Witter Reynolds Inc. as a special limited partner, the Former General Partners or the substituted limited partners during any fiscal year other than 1985, in which the Partnership distributed an aggregate of approximately $158,000 to the Limited Partners and $2,000 to the Former General Partners. Under the Purchase Notes, the Partnership cannot make cash distributions to its partners unless certain cash reserve balances are maintained, no events of default exist, and certain ratio tests are met. The Partnership did not meet these criteria and did not make cash distributions to its partners for the nine months ended September 30, 2003.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Partnership's accounting records are maintained on the basis used for federal income tax reporting purposes. For purposes of filing with the Securities and Exchange Commission, the accounting records have been adjusted to reflect generally accepted accounting principles in the United States ("GAAP").

Income Taxes

The Partnership is not subject to federal and state income taxes. Accordingly, no recognition has been given to income taxes in the accompanying unaudited financial statements since the income or loss of the Partnership is to be included in the tax returns of the individual partners. The tax returns of the Partnership are subject to examination by federal and state taxing authorities. If such examinations result in adjustments to distributive shares of taxable income or loss, the tax liability of the partners could be adjusted accordingly.

The tax attributes of the Partnership's net assets flow directly to each individual partner. Individual partners will have different investment bases depending upon the timing and prices of acquisition of Partnership units. Further, each partner's tax accounting, which is partially dependent upon their individual tax position, may differ from the accounting followed in the financial statements. Accordingly, there could be significant differences between each individual partner's tax basis and their proportionate share of the net assets reported in the financial statements. Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", requires disclosure by a publicly held partnership of the aggregate difference in the basis of its net assets for financial and tax reporting purposes. However, the Partnership does not have access to information about each individual partner's tax attributes in the Partnership, and the aggregate tax basis cannot be readily determined. In any event, management does not believe that, in the Partnership's circumstances, the aggregate difference would be meaningful information.

Cash Equivalents

Cash equivalents are considered to be all highly liquid investments purchased with an original maturity of three months or less.

Depreciation

The Turbines are recorded at cost and are being depreciated on the straight-line method over a twenty-year life. Capitalized improvements and the building are being depreciated on a straight-line method over a fifteen-year life. Expenditures that materially increase the useful lives of assets are capitalized, while ordinary maintenance and repairs are charged to operations as incurred. Replacement of defective parts or expenditures designed to modify Turbines to improve their productivity are expensed as incurred.

Earnings Per Limited Partner Unit

Earnings per Limited Partner Unit are calculated based upon the number of Limited Partner Units outstanding during each period.

Fair Value of Financial Instruments

For each class of financial instruments, including cash and cash equivalents, accounts receivable, prepaid insurance and other current assets, accounts payable and accrued expenses, accounts payable to related party and accrued interest to related party, the carrying amount approximates fair value because of the short maturity of those instruments.

The estimated fair value of the Partnership's note payable to related party is not materially different from its carrying amount. The fair value is based on discounted present value cash flows using the Partnership's current borrowing rate.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Electricity Sales

Power generated by the Windsystem is recognized as income upon delivery of power to SCE at prices as defined in the Power Agreement.


NOTE 3 - PURCHASE NOTES

Under an agreement reached in April 1989, MCC reduced the interest rate on the Purchase Notes by 11% effective in January 1990. The Partnership secured its payment obligations under the Purchase Notes by granting MCC security interests in the Turbines and other intangible collateral including the rights, title and interests of the Partnership under several of the Partnership's major operating agreements.

The Partnership's cash flows have been insufficient to pay all scheduled principal and interest associated with the Purchase Notes. The Purchase Notes matured on December 31, 2002. At that time, there was $1.0 million and $5.7 million of principal and interest in arrears, respectively. As of September 30, 2003 there was $0.5 million and $5.8 million of principal and interest in arrears, respectively. The Partnership's failure to make timely payments on the Purchase Notes gave MCC the right to foreclose against the collateral of its loans as defined in the Purchase Notes.


NOTE 4 - AMOUNTS PAYABLE TO RELATED PARTIES, NET

In addition to the Purchase Notes (See Note 3 above) the Partnership had a $0.1 million and $0.1 million payable to Mesa and EWS, respectively as of September 30, 2003. Amounts payable to Mesa include easement fees and other miscellaneous expenses related to Windsystem operations. Amounts payable to EWS include management fees and other miscellaneous expenses related to Windsystem operations. Such amounts are unsecured and non-interest bearing.

The Partnership has the following related party transactions and relationships:

(1) Mesa assigned easement rights to a portion of the Operating Site and granted rights to use the Infrastructural Improvements to the Partnership under the Wind Park Easement Agreement (See Note 1 above). The Partnership incurred $0.01 million in easement fees during the third quarter of 2003 pursuant to the Wind Park Easement Agreement.

(2) The Partnership contracted with EWSI to operate and maintain the Turbines and to perform certain management and administrative services under the Management Agreement (See Note 1 above). The Partnership incurred expenses of $0.2 million during the third quarter of 2003 pursuant to the Management Agreement.

In 1988, Mesa assigned $581,000 of receivables from the Partnership to each of its partners, EWSI and an affiliate of PanAero. EWSI subsequently forgave its $581,000 of receivables from the Partnership. This forgiveness was treated as a capital contribution in the accompanying financial statements.


NOTE 5 - LITIGATION


SCE Dispute

Market conditions in the California energy sector during 2000 and 2001 created a significant cash flow problem for SCE. At the end of January 2001, SCE advised the Partnership that SCE would not make payments for power deliveries in November and December 2000. The Partnership, along with other renewable source generators, engaged in discussions with SCE seeking payment from SCE for past due amounts under applicable power agreements entered into with SCE.

The Partnership continued to operate the Windsystem and deliver power to SCE believing that eventually a solution would be negotiated. SCE continued to default on its contractual obligations by missing payments due for January, February, and March 2001 power deliveries.

On March 27, 2001, the California Public Utilities Commission (the "CPUC") issued an order (the "CPUC Order") obligating SCE to begin payments for power delivered on a going-forward basis. Following the issuance of the Order, SCE initiated discussions with renewable source generators, including the Partnership, to agree on a payment plan for power delivered on a going-forward basis. The Partnership agreed with SCE to receive payments twice monthly for power delivered. Payments for the last five days in March 2001, from the date the CPUC Order was effective, through the end of 2001 were received from SCE. The CPUC Order did not address the issue of payments due for the period between November 1, 2000 and March 26, 2001.

By the end of April 2001, discussions with SCE regarding payment for power delivered for the period between November 1, 2000 and March 26, 2001 had not resulted in a solution. The Partnership, along with other renewable source generators (collectively, the "Power Generators"), assisted by outside counsel, explored various legal alternatives to enforce the contractual rights of the turbine owners. With no realistic prospects seemingly imminent for a negotiated solution, some of the Power Generators, including the Partnership, filed suit against SCE on May 2, 2001 in Los Angeles Superior Court (the "SCE Litigation"). The suit sought to recover compensation from SCE for power delivered, or at the option of the plaintiffs, relief from the obligation to deliver power under the existing contracts with SCE coupled with the right to sell power in the open market across the SCE transmission grid.

In June 2001, SCE sent an offer to renewable source generators to settle the amounts past due and proposed a structure for payment of the amounts past due. The offer resulted from lengthy negotiations between SCE and representatives of independent energy producers, monitored by representatives of the Governor of California. The offer provided for the payment of all amounts past due with interest accruing at 7% to the date of payment. On August 22, 2001, Mesa, for the benefit of the Partnership, entered into a settlement agreement with SCE that, among other things, set forth the terms for payment of past due amounts to Mesa, and ultimately the Partnership (the "SCE Payment Agreement").

The SCE Payment Agreement provides that past due amounts be paid in three installments, 10% of the amount outstanding plus interest on all the past due amounts to the date of the installment payment to be paid shortly after execution of the SCE Payment Agreement, another 10% of the amount outstanding to be paid when the SCE Payment Agreement becomes effective (after CPUC approval and certain other conditions are satisfied), and the final 80% to be paid when the California State Legislature approves a plan that restores SCE's credit. SCE paid the first installment due under the SCE Payment Agreement on August 31, 2001. All remaining amounts outstanding from SCE under the SCE Payment Agreement were collected from SCE by the end of March 2002.

The Partnership, along with the other Power Generators party to the SCE Litigation, dismissed the SCE Litigation in August 2003.

FERC Investigation

In May 2003, the Federal Energy Regulatory Commission (the "FERC"), pursuant to FERC Docket No. EL03-47-000, began investigating whether the Windsystem and certain other power projects owned by Enron or its affiliates failed to meet the ownership criteria for qualifying facility ("QF") status under the Public Utility Regulatory Policy Act of 1978 ("PURPA").

Under PURPA, and the applicable FERC regulations, a power project is not a QF if more than 50% of the equity interest in the project is owned by an electric utility or electric utility holding company. On July 11, 2003, the investigation of the QF status of the Windsystem by the FERC was set for hearing by the FERC. On July 22, 2003, the FERC investigation relating to the Windsystem was assigned to a FERC settlement judge. Representatives of the Partnership and the FERC have held several settlement meetings, and settlement discussions relating to the investigation are ongoing.


NOTE 6 - ACCOUNTING PRONOUNCEMENTS

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure about the effects on reported net income of an entity's stock-based employee compensation in interim financial statements. See Note 7 below.

Effective January 1, 2003, we adopted FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, and Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34" ("FIN No. 45"). The interpretation requires that upon issuance of a guarantee, the entity must recognize a liability for the fair value of the obligation it assumes under that guarantee. In addition, FIN No. 45 requires disclosures about the guarantees that an entity has issued, including a roll forward of the entity's product warranty liabilities. This interpretation is intended to improve the comparability of financial reporting by requiring identical accounting for guarantees issued with separately identified consideration and guarantees issued without separately identified consideration. The Partnership does not expect the adoption of this statement to have a material impact on the results of operations and financial condition of the Partnership.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB No. 51". ("FIN No. 46"). The interpretation requires certain variable interest entities to be consolidated by the primary beneficiary of the entity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. The Partnership does not expect the adoption of this statement to have a material impact on the results of operations and financial condition of the Partnership..


NOTE 7 - SUBSEQUENT EVENTS

Bankruptcy

As of February 2, 2004, neither ZWM nor ZC has filed for bankruptcy.


Purchase Notes

From October 1, 2003 through February 2, 2004, $0.6 million was paid on the Purchase Notes, all of which was applied to principal.

As of February 2, 2004, MCC has not exercised its right to foreclose under the Purchase Notes.

FERC Investigation

The settlement discussions related to the FERC investigation continue to be ongoing.


Engagement of Independent Auditor

The Partnership engaged Hein & Associates LLP as the Partnership's new independent auditor as of January 28, 2004.


2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

The Partnership continued to experience a lack of liquidity throughout the first nine months of 2003, primarily due to an ongoing shortfall in revenues from operations in comparison to the costs and expenses of operations. Accordingly, principal payments on the Purchase Notes in the aggregate amount of $0.5 million were in arrears, and interest payments in the amount of $5.8 million, were in arrears at September 30, 2003. The Partnership's failure to make timely payments on the Purchase Notes gave MCC the right to foreclose against the collateral of its loans as set forth in the Purchase Notes. As of September 30, 2003, MCC had not exercised its right to foreclosure under the Purchase Notes.

The Partnership's primary source of revenues and liquidity to fund operations of the Windsystem, repay debt, administer the Partnership, and make distributions to its partners is the production and sale of electricity from the Windsystem. The Partnership's sole customer is SCE. The price paid by SCE for the electricity is contractually defined under the Power Agreement.

As of September 30, 2003, the Partnership had no current or planned commitments for capital expenditures.

Results of Operations for the Nine Months Ended September 30, 2003 Compared to September 30, 2002.

For the first nine months of 2003, revenues from power sales were $3.2 million, and the Windsystem produced 31.0 million kWh of electricity for sale to SCE. This was a decrease of $0.8 million or 20% in revenue and a decrease of 8.2 million kWh of electricity produced or 21% as compared to the same period in 2002. These decreases can mainly be attributed to an average of a 27% lower wind level in the first nine months of 2003 as compared to the first nine months ended September 30, 2002.

Costs and expenses in the first nine months of 2003 were $3.1 million. This was a decrease of $0.1 million or 3%, as compared to the first nine months of 2002. This decrease can mainly be attributed to the decrease in interest expense of $0.2 million, as compared to the same period in 2002. Interest expense decreased due to lower average principal balances on the Purchase Notes outstanding during 2003.

Overall, the Partnership reported net income of $0.03 million for the first nine months of 2003 which was a decrease of $0.8 million or 96% as compared to the same period in 2002. During the first nine months of 2003, total partners' deficit decreased by $0.03 million or 3% to $0.9 million. Net income per Unit was $24 for the first nine months of 2003 compared with a net income per Unit of $698 for the first nine months of 2002.

Results of Operations for the Three Months Ended September 30, 2003 Compared to September 30, 2002.

For the three months ending September 30, 2003, revenues from power sales were $0.8 million, and the Windsystem produced 7.7 million kWh of electricity for sale to SCE during the third quarter of 2003. This was a decrease of $0.4 million or 33% in revenue and a decrease of 4.6 million kWh of electricity produced or 37% as compared to the same period in 2002. Costs and expenses for the third quarter of 2003 were $1.0 million and were flat as compared to the same period in 2002.

Overall, the Partnership reported a net loss of $0.3 million for the third quarter of 2003 which was a decrease of $0.5 million as compared to the third quarter of 2002. Net loss per Unit was $215 for the third quarter of 2003 compared with a net income per Unit of $184 for the third quarter of 2002.


PART II - OTHER INFORMATION

1. Legal proceedings.

Not applicable to the Partnership.

2. Changes in securities and use of proceeds.

Not applicable to the Partnership.

3. Defaults upon senior securities.

Not applicable to the Partnership.

4.Submission of matters to a vote of security holders.

Not applicable to the Partnership.


5. Other information.

This exhibit contains statements that are forward-looking within the meaning of Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Exchange Act. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results could differ materially as a result of known and unknown risks and uncertainties, including general economic conditions, future trends, and other risks, uncertainties and factors disclosed in this Operating Report.

6. Exhibits and reports of Form 8-K

Not applicable to the Partnership.